Exhibit 24.1

SECRETARY’S CERTIFICATE

I certify that I am the Secretary of PACIFIC CONTINENTAL CORPORATION, located in Eugene, State of Oregon (“Company”), and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of the Company.

I further certify that attached as Exhibit A is a full, true and correct copy of resolutions passed and adopted by a majority of the Board of Directors of the Company at a meeting of the Board duly held and convened on August 12, 2003.

The attached resolutions are in full force and effect and have not been revoked or rescinded as of the date hereof.

IN WITNESS WHEREOF, I have affixed my signature as of this 3rd day of October 2003.

/s/ SHANNON COFFIN
Shannon Coffin, Secretary

RESOLUTIONS

OF

THE BOARD OF DIRECTORS

OF

PACIFIC CONTINENTAL CORPORATION

(For Meeting of August 12, 2003)

RECITALS

[S-8 Registration Statement for Stock Plans]

A.	The Board of Directors of Pacific Continental Corporation (the “Company”) previously approved an amendment to the 1999 Employee Stock Option Plan (“Employee Plan”) and the 1999 Director Stock Option Plan (“Director Plan”) (collectively, the “Plans”) to increase the number of shares available under the Employee Plan and Director Plan by 500,000 and 100,000 shares, respectively, and authorized the taking of such actions as necessary with respect to the Plans. The amendments to the Plans were subsequently approved by the shareholders of the Company at the 2003 Annual Meeting.

B.	The Board desires to register the additional 600,000 shares of common stock issuable upon exercise of outstanding options under the Plans pursuant to the filing of an S-8 Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in the form presented at this meeting and attached as Exhibit A to these Resolutions.

RESOLUTIONS

[SEC Registration and Blue Sky Filings]

1.	The proper officers of the Company, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, the Registration Statement and any necessary amendments, in substantially the form presented at this meeting, to cause the shares of Company common stock issuable pursuant to the Plans to be properly registered or otherwise exempt from registration.

[Power of Attorney]

2.	The Proper Officers of the Company are hereby authorized to execute a Power of Attorney for the Registration Statement appointing Hal Brown and Michael Reynolds, and each of them, with full power to act alone, to sign the Registration Statement and all amendments and related documents on behalf of the Company, and ratify the execution and filing of same with the SEC.

[General]

3.	The Proper Officers of the Company are hereby authorized and directed to do and perform all such other acts and things, to pay all necessary fees, to sign all such documents and certificates and to take such other steps as may be necessary, advisable, convenient or proper to carry out the full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

4.	For purposes of the foregoing Resolutions, the Proper Officers of the Company are Hal Brown and Michael Reynolds, each with full power to act alone.

2